Exhibit 99

May 2009

Cabela's Credit Card Master Note Trust		CABMT 05-1	CABMT 06-3	CABMT 08-1	CABMT 08-4	CABMT 09-1
Deal Size		$250M	$500M	$500M	$200M	$500M
Expected Maturity		10/15/2010	10/17/2011	12/15/2010	9/15/2011	3/15/2012

Portfolio Yield		21.16%	21.16%	21.16%	21.16%	21.16%
LESS: Base Rate		5.02%	4.86%	6.32%	8.25%	6.01%
Gross Charge-offs		5.62%	5.62%	5.62%	5.62%	5.62%

Excess Spread:	May-09	10.52%	10.68%	9.22%	7.29%	8.93%
	Apr-09	10.09%	10.24%	8.84%	6.91%
	Mar-09	10.59%	10.74%	9.38%	7.42%

3 Month Average Excess Spread		10.40%	10.56%	9.15%	7.21%	8.93%

Delinquencies	30 to 59 days	0.66%	0.66%	0.66%	0.66%	0.66%
	60 to 89 days	0.48%	0.48%	0.48%	0.48%	0.48%
	90+ days	0.49%	0.49%	0.49%	0.49%	0.49%
	Total	1.63%	1.63%	1.63%	1.63%	1.63%

Principal Payment Rate		38.67%	38.67%	38.67%	38.67%	38.67%

Back to Form 8-K